UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022

The RealReal, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street Suite 600 San Francisco, CA 94133
(Address of Principal Executive Offices, including Zip Code)

(855) 435-5893

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On March 22, 2022, The RealReal, Inc. (the “Company”) is hosting an Investor Day. The Company issued a press release related to the Investor Day on the same date, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

As previously announced, a webcast of the Investor Day presentations will be broadcast live over the internet through investorday.therealreal.com, and a replay of the webcast will be available following the event through investor.therealreal.com. In addition, the Company is making publicly available the written presentation materials. These materials are included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1*	Press Release, dated March 22, 2022

99.2*	Investor Day Presentation Materials, dated March 22, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.

Date: March 22, 2022	By:	/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary